UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 19, 2007

CHINA NORTH EAST PETROLEUM
HOLDINGS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20337 Rimview Place Walnut, California	91789
(Address of principal executive offices)	(Zip Code)

(909) 468-1858
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Agreement
Item 8.01 Other Events

On or about March 19, 2007, China North East Petroleum Holdings Ltd. (the “Company”), consummated the closure of its subsidiaries, Hong Xiang Petroleum Technical Services Co., Ltd. (“Hong Xiang Technical”) and Hong Xiang Oil and Gas Development Co., Ltd. (‘Hong Xiang Oil Development”). Hong Xiang Technical and Hong Xian Oil Development are 100% owned by Hong Xiang Petroleum Services Limited (“Hong Xiang Petroleum”) which is a wholly owned subsidiary of the Company. Hong Xiang Petroleum was incorporated in British Virgin Island (“BVI”) on August 28, 2003 for the sole purpose of acting as an investment holding company for Hong Xiang Technical and Hong Xiang Oil Development.

The laws of the People's Republic of China ("PRC") restrict a foreign Company to hold the equity interests of a domestic oil and gas company. As a result, in consultation with the Company’s PRC counsel, Hong Xiang Technical, a limited liability company, was incorporated in PRC for the sole purpose of acting as an investment holding company of Hong Xiang Oil Development, an oil and gas company.

Hong Xiang Oil Development, a wholly owned subsidiary of Hong Xiang Technical, is a limited liability company incorporated in the PRC. Hong Xiang Oil Development leases the rights to explore, develop and pump oil in oil fields designated as Jilin Qian'an Oil Field Zone 112 ("Qian'an 112") from Song Yuan City Yu Qiao Oil and Gas Exploration Limited Corp., a limited liability company organized and existing under the laws of the PRC ("Yu Qiao"). The Qian’an 112 oil fields are owned by PetroChina Group, a corporation organized and existing under the laws of the PRC ("PetroChina"), Yu Qiao holds a 20-year exclusive Cooperative Exploration Contract (the “Exploration Contract”) with PetroChina for the rights to explore, develop and pump oil in Qian’an 112. Yu Qiao leases the rights to Hong Xiang Oil Development, pursuant to the lease agreement Hong Xiang Oil Development extracts and explores Qian’an 112 and Yu Qiao is entitled to 2% of the output as a management fee for managing the process of oil production. All payments by PetroChina for sales of the Company's crude oil are paid to Yu Qiao, who forwards the payment to the Company after deduction of its management fee.

On January 26, 2007, the Company, through its 90% owned joint venture, Song Yuan Technical, acquired majority equity interests of Yu Qiao from the shareholders of Yu Qiao (the “Acquisition”). As a result of the Acquisition, the lease agreement became unnecessary, as the Company became, effectively, both the lessor and lessee under the lease agreement pertaining to the Qian’an 112 oil fields. In particular, the management fee paid by Hong Xiang Oil Development to Yu Qiao became redundant as both entities are controlled by the Company. Therefore, the Board of the Company determined that it was in the best interests of the Company and its shareholders to direct both Yu Qiao and Hong Xiang Oil Development to terminate the lease agreement. The Company may now exploit the rights under the Exploration Contract through Yu Qiao. The Board of the Company also determined that the Hong Xiang Technical and Hong Xiang Oil, which have no assets other than the lease agreement, are no longer necessary elements of its corporate structure and that such companies shall be liquidated and dissolved. The Company, however, may still use Hong Xiang Petroleum for strategic investment in the future. As such, Hong Xiang Petroleum will not be dissolved.

The Company does not expect to incur any material costs in connection to the closure of Hong Xiang Technical and Hong Xiang Oil Development. In addition, the Company does not expect the closure of Hong Xiang Technical and Hong Xiang Oil Development will have a significant financial impact on the Company’s operations or financial condition.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

CHINA NORTH EAST PETROLEUM HOLDINGS,
LTD.

Date: March 23, 2007	By:	/s/ Wang Hong Jun

Wang Hong Jun
President